Exhibit 99.1

PRESS RELEASE

US $

Resolute Announces $1/share Special Dividend and $50 million in Lumber Investments

•	Declared special cash dividend of $1.00 per share

•	Announced $50 million in additional lumber projects

•	Reduced debt by $180 million in Q2

MONTRÉAL, CANADA, June 10, 2021 – Resolute Forest Products Inc. (NYSE: RFP) (TSX: RFP) today declared a special cash dividend of $1.00 per share of common stock, payable on July 7 for holders of record at the close of business on June 28. The company also announced additional capital investments of $50 million in its wood products operations to support its continued growth, and it confirmed the repayment of all amounts outstanding under its revolving and term credit facilities, reducing debt by $180 million in the second quarter.

“The cash generated with our lumber platform in these strong lumber markets provides the opportunity to share benefits directly with shareholders,” said Remi G. Lalonde, president and chief executive officer. “We’re also enhancing long-term value by improving our company fundamentals with investments in high-return and quick payback lumber projects in three key regions for Resolute: the Abitibi in Quebec, Northwestern Ontario and the Southeast U.S. What’s more, we’ve removed a material amount of debt from the balance sheet with the further $180 million repayment in Q2, leaving as our only remaining debt the $300 million of unsecured 4.875% senior notes due 2026, and our liquidity stands at around $850 million. As we improve the competitiveness of the strongest parts of our business, today’s announcement will benefit shareholders, employees and a wide range of community and business partners. As demonstrated with this announcement, our intention is to maintain a balanced approach to capital allocation, using our free cash flow to generate value for shareholders and build a stronger company while driving economic activity in the communities where we operate.”

The additional $50 million in wood products investments include:

•	$22 million to modernize equipment at the Senneterre (Quebec) sawmill, which will enhance overall efficiency and productivity of the Abitibi regional operations;

•	$13 million at the Thunder Bay / Fort William First Nation (Ontario) sawmill to increase capacity by up to 40 million board feet with new equipment and modifications to the fiber flow; and

•

$15 million at the Glenwood (Arkansas) and Cross City (Florida) sawmills to support fiber optimization and overall efficiency. The Cross City investment will also increase capacity by up to 20 million board feet.

Each of these projects will serve to generate additional value from Resolute’s wood products segment across market cycles. The improvements at the U.S. sawmills build on the previously announced investments associated with the restart of the El Dorado (Arkansas) sawmill. The company anticipates completing all the projects by the end of the third quarter of 2022. Accordingly, it is raising its 2021 capital investments guidance from $100 million to $125 million.

Cautionary Statements Regarding Forward-Looking Information

Statements in this press release that are not reported financial results or other historical information of Resolute Forest Products Inc. (with its subsidiaries, “we,” “our,” “us” or the “company”) are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements relating to our capital investments and their expected outcomes, to the impact of the novel coronavirus (or, “COVID-19”) pandemic and resulting economic conditions on our business, results of operations and market price of our securities, and to our: efforts and initiatives to reduce costs, increase revenues, and improve profitability; business and operating outlook; future pension obligations; assessment of market conditions; growth strategies and prospects, and the growth potential of the company and the industry in which we operate; liquidity; future cash flows, including as a result of the changes to our pension funding obligations; estimated capital expenditures; and strategies for achieving our goals generally. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “see,” “anticipate,” “continue,” “enhance,” “generate,” “improve,” “allow,” “increase,” “maintain,” “provide,” “trend,” “benefit,” “seek,” “evolve,” “vision,” “commit,” “develop,” “project,” “progress,” “build,” “pursue,” “plan,” “grow,” “reduce,” “accelerate,” “drive,” “look” and other terms with similar meaning indicating possible future events or potential impact on our business or our shareholders.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs, and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. The potential risks and uncertainties that could cause our actual future financial condition, results of operations, performance and targets to differ materially from those expressed or implied in this press release include, but are not limited to, the impact of: the COVID-19 pandemic on our business and resulting economic conditions; developments in non-print media, including changes in consumer habits, and the effectiveness of our responses to these developments; intense competition in the forest products industry; any inability to offer products certified to globally recognized forestry management and chain of custody standards; any inability to successfully implement our strategies to increase our earnings power; the possible failure to successfully integrate acquired businesses with ours or to realize the anticipated benefits of acquisitions, such as our entry into wood manufacturing in the U.S., and tissue production and sales, or divestitures or other strategic transactions or projects, including loss of synergies following business divestitures; uncertainty or changes in political or economic conditions in the U.S., Canada or other countries in which we sell our products, including the effects of pandemics; global economic conditions; the highly cyclical nature of the forest products industry; any difficulties in obtaining timber or wood fiber at favorable prices, or at all; changes in the cost of purchased energy and other raw materials; physical, financial and regulatory risks associated with global, regional, and local weather conditions, and climate change; any disruption in operations or increased labor costs due to labor disputes or occupational health and safety issues; difficulties in our employee relations or in employee attraction or retention; disruptions to our supply chain, operations, or the delivery of our products, including due to public health epidemics; disruptions to our information technology systems including cybersecurity and privacy incidents; risks related to the operation and transition of legacy system applications; negative publicity, even if unjustified; currency fluctuations; any increase in the level of required contributions to our pension plans, including as a result of any increase in the amount by which they are underfunded; our ability to maintain adequate capital resources to provide for all of our substantial capital requirements; the terms of our outstanding indebtedness, which could restrict our current and future operations; changes relating to the

London Interbank Offered Rate, which could impact our borrowings under our credit facilities; losses that are not covered by insurance; any shutdown of machines or facilities, restructuring of operations or sale of assets resulting in any additional closure costs and long-lived asset or goodwill impairment or accelerated depreciation charges; any need to record additional valuation allowances against our recorded deferred income tax assets; our exports from one country to another country becoming or remaining subject to duties, cash deposit requirements, border taxes, quotas, or other trade remedies or restrictions; countervailing and anti-dumping duties on imports to the U.S. of the vast majority of our softwood lumber products produced at our Canadian sawmills; any failure to comply with laws or regulations generally; any additional environmental or health and safety liabilities; any violation of trade laws, export controls, or other laws relating to our international sales and operations; adverse outcomes of legal proceedings, claims and governmental inquiries, investigations, and other disputes in which we are involved; the actions of holders of a significant percentage of our common stock; and the potential risks and uncertainties set forth under Part I, Item 1A, “Risk Factors,” of our annual report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (or, the “SEC”) on March 1, 2021, which have been heightened by the COVID-19 pandemic, including related governmental responses and economic impacts, market disruptions and resulting changes in consumer habits.

All forward-looking statements in this press release referred to above are expressly qualified by the cautionary statements contained or referred above and in the company’s other filings with the SEC and the Canadian securities regulatory authorities. The company disclaims any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by law.

About Resolute Forest Products

Resolute Forest Products is a global leader in the forest products industry with a diverse range of products, including market pulp, tissue, wood products and papers, which are marketed in over 50 countries. The company owns or operates some 40 facilities, as well as power generation assets, in the United States and Canada. Resolute has third-party certified 100% of its managed woodlands to internationally recognized sustainable forest management standards. The shares of Resolute Forest Products trade under the stock symbol RFP on both the New York Stock Exchange and the Toronto Stock Exchange.

Resolute has received regional, North American and global recognition for its leadership in corporate social responsibility and sustainable development, as well as for its business practices. Visit www.resolutefp.com for more information.

Contacts

Investors	Media and Others
Marianne Limoges	Seth Kursman
Treasurer and Vice President,	Vice President, Corporate Communications,
Investor Relations	Sustainability and Government Affairs
514 394-2217	514 394-2398
ir@resolutefp.com	seth.kursman@resolutefp.com